UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2014

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue, Xianyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

                                         N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On December 3, 2014, Biostar Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Shareholders at its executive offices in Xianyang City, Shaanxi Province, People’s Republic of China. As of October 6, 2014, the record date for the Annual Meeting, there were 15,476,113 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 11,275,196 were present in person or represented by proxy. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the matters voted upon at the meeting and the voting results.

Proposal 1 (Election of Directors) - The shareholders elected Ronghua Wang King-fai Leung Haipeng Wu Zhongyang Shang Qinghua Liu as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 6,033,060 broker non-votes on this Proposal):

Name	Voted for	Votes Withheld

Ronghua Wang	4,672,343	569,793
King-fai Leung	4,675,643	566,493
Haipeng Wu	4,675,493	566,643
Zhongyang Shang	4,675,810	566,326
Qinghua Liu	4,675,508	566,628

Proposal 2 (Ratification of Auditors) - The Company’s shareholders voted to ratify the appointment of Mazars CPA Limited as the Company’s independent registered public accounting firm for the year ending December 31, 2014 with 11,061,490 shares voting for and 176,663 shares voting against (37,043 shares abstaining).

Proposal 3 (Approval of the 2014 Equity Incentive Plan) – The Company’s shareholders voted to approve the 2014 Equity Incentive Plan with 5,100,831 shares voting for and 113,747 shares voting against (27,558 shares abstaining).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           December 5, 2014

44342-0000

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